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                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES
                      RATIO OF EARNINGS TO FIXED CHARGES
                                  (Thousands)

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
                                                                                    Year Ended
                                                ------------------------------------------------------------------------------------

                                                February 1, 1997 February 3, 1996 January 28, 1995 January 29, 1994 January 30, 1993

                                                ---------------- ---------------- ---------------- ---------------- ----------------

Adjusted Earnings
-----------------

Pretax earnings                                   $  675,208        $1,184,511        $  744,343         $644,999          $745,497


Portion of minimum rent ($714,482 in 1996,           238,161           223,100           204,716          190,759           170,181
 $669,301 in 1995, $614,147 in 1994,
 $572,278 in 1993 and $510,544 in 1992)
 representative of interest

Interest on indebtedness                              75,363            77,537            65,381           63,865            62,398


Minority interest                                     45,646            22,374                 -                -                 _

                                                 -----------       -----------       -----------        ---------         ---------

Total earnings as adjusted                        $1,034,378        $1,507,522        $1,014,440         $899,623          $978,076

                                                 ===========       ===========       ===========        =========         =========


Fixed Charges
-------------

Portion of minimum rent representative
  of interest                                     $  238,161        $  223,100        $  204,716         $190,759          $170,181

Interest on indebtedness                              75,363            77,537            65,381           63,865            62,398

                                                 -----------       -----------       -----------        ---------         ---------

Total fixed charges                               $  313,524        $  300,637        $  270,097         $254,624          $232,579

                                                 ===========       ===========       ===========        =========         =========

Ratio of earnings to fixed charges                      3.30x             5.01x             3.76x            3.53x             4.21x

                                                 ===========       ===========       ===========        =========         =========

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